Exhibit 15.2

[Letterhead of Haiwen & Partners]

March 8, 2011

ReneSola Ltd

No. 8 Baoqun Road, Yaozhuang

Jiashan, Zhejiang 314117

People’s Republic of China

Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the ReneSola Ltd’s annual report on Form 20-F for the year ended December 31, 2010 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 3.—D. Risk Factors” in the annual report.

Yours faithfully,

/s/ Haiwen & Partners

Haiwen & Partners